Exhibit 99.1
As permitted under Rule 3-05(c) of Regulation S-X and Item 17(c) of Form 20-F, the financial statements of SRI Homes Inc. included herein, are prepared using Canadian generally accepted accounting principles (“Canadian GAAP”). The consolidated financial statements of Champion Enterprises, Inc. (“Champion”) are prepared using accounting standards generally accepted in the United States (“U.S. GAAP”). However, there are no differences between Canadian GAAP and U.S. GAAP that would have a material impact on the SRI financial statements presented herein.

SRI HOMES INC.
Consolidated Financial Statements as of and for the
Years Ended February 28, 2007 and 2006

AUDITORS’ REPORT
To the Shareholder of SRI Homes Inc.
We have audited the accompanying consolidated balance sheets of SRI Homes Inc. as at February 28, 2007 and 2006 and the related consolidated statements of earnings and retained earnings, and cash flow for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audit in accordance with auditing standards generally accepted in Canada and the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SRI Homes Inc. at February 28, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with Canadian generally accepted accounting principles.
/s/ BDO Dunwoody LLP
Chartered Accountants
Kelowna, British Columbia, Canada
April 12, 2007 (except for Notes 12 and 19, March 3, 2008)

Comments by Auditors for U.S. Readers On Canada-U.S. Reporting Differences
In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements contain a restatement resulting from the correction of an error related to not previously consolidating a variable interest entity, such as described in Note 12 to the consolidated financial statements. Our report to the shareholder dated April 12, 2007 (except for Notes 12 and 19, March 3, 2008) is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the financial statements.
/s/ BDO Dunwoody LLP
Chartered Accountants
Kelowna, British Columbia, Canada
April 12, 2007 (except for Notes 12 and 19, March 3, 2008)

SRI Homes Inc.
Consolidated Balance Sheets
(in thousands of Canadian dollars, restated—See Note 12)
As at February 28, 2007 and 2006

	2007	2006

Assets
Current assets
Cash	$1,360	$841
Accounts receivable (note 3)	10,180	11,645
Inventories (note 4)	13,201	14,458
Notes receivable (note 5)	4,776	4,987
Prepaid expenses	383	273

	29,900	32,204
Property, plant and equipment (note 6)	4,288	3,987

	$34,188	$36,191

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$10,575	$11,315
Income taxes payable	2,722	2,497
Notes payable (note 7)	237	2,138
Term loans (note 8)	2,458	2,887

	15,992	18,837
Future income tax liability (note 9)	125	125
Due to shareholder (note 10)	15,209	7,407

	31,326	26,369

Shareholder’s Equity
Share capital (note 11)	1	1
Retained earnings	2,861	9,821

	2,862	9,822

	$34,188	$36,191

*	Represents the consolidated balance sheet of SRI Homes Inc. and its subsidiaries and SRI Equipment & Real Estate Inc. (Note 12)
The accompanying notes form an integral part of these consolidated financial statements.

SRI Homes Inc.
Consolidated Statement of Earnings and Retained Earnings
(in thousands of Canadian dollars, restated—See Note 12)
For the years ended February 28, 2007 and 2006

	2007	2006

Sales (note 13)	$100,472	$85,044

Cost of Goods Sold	75,452	66,814

Gross Margin	25,020	18,230

Expenses
General and administration	5,531	4,679
Selling and service	1,193	1,460
Depreciation	313	329

Earnings from Operations	17,983	11,762

Interest income (note 14)	1,314	1,095
Interest expense (note 14)	(499)	(757)
Other income	494	432
Gain (loss) on disposal of property, plant and equipment	34	(32)

Earnings Before Income Taxes	19,326	12,500

Income Taxes (note 9)
Current	6,946	4,393
Future	—	105

	6,946	4,498

Net Earnings	12,380	8,002

Retained Earnings, Beginning of Year, as Previously Stated	11,021	6,239

Correction of Error (note 12)	(1,200)	—

Retained Earnings, Beginning of Year, as Restated	9,821	6,239

Dividends Paid	(19,340)	(4,420)

Retained Earnings, End of Year	$2,861	$9,821

*	Represents the consolidated statement of earnings and retained earnings of SRI Homes Inc. and its subsidiaries and SRI Equipment & Real Estate Inc. (Note 12)
The accompanying notes form an integral part of these consolidated financial statements.

SRI Homes Inc.
Consolidated Statement of Cash Flows
(in thousands of Canadian dollars, restated—See Note 12)
For the years ended February 28, 2007 and 2006

	2007	2006

Cash Provided (Used) By

Cash Flow from Operating Activities
Net earnings	$12,380	$8,002
Items reconciling net earnings to cash provided from operating activities:
Depreciation	313	329
(Gain) loss on disposal of property, plant and equipment	(34)	32
Future income taxes	—	105
Net change in non-cash working capital (note 15)	2,308	(747)

	14,967	7,721

Cash Flow from Financing Activities
Repayment of notes payable	(1,901)	(1,057)
Repayment of term loans	(429)	(428)
Advances to shareholder	(11,538)	(845)
Repayment of bank indebtedness	—	(4,132)

	(13,868)	(6,462)

Cash Flow from Investing Activities
Purchase of property, plant and equipment	(846)	(466)
Proceeds from disposal of property, plant and equipment	266	48

	(580)	(418)

Increase in cash	519	841

Cash, Beginning of Year	841	—

Cash End of Year	$1,360	$841

supplemental cash flow information
Interest paid	$510	$767
Income taxes paid	$6,766	$2,501

*	Represents the consolidated statement of cash flows of SRI Homes Inc. and its subsidiaries and SRI Equipment & Real Estate Inc. (Note 12)
The accompanying notes form an integral part of these consolidated financial statements.

SRI Homes Inc.
Notes to the Consolidated Financial Statements
For the years ended February 28, 2007 and 2006
(in thousands of Canadian dollars)
1.	Nature of Operations

SRI Homes Inc. (the “Company”) operates three home manufacturing facilities in Western Canada. The Company is also involved in retail home dealerships and the financing of new home inventory for its dealers.

2.	Significant Accounting Policies

These consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in Canada. Because the precise determination of many assets, liabilities, revenues and expenses are dependent on future events, the preparation of financial statements for a period necessarily includes the use of estimates and approximations which have been made using careful judgment. Actual results could differ from those estimates. These consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary companies, Interior Modular Construction Services Corporation, Dynamic Modular Homes Store Ltd., Hart Modular Home Store Ltd., and Western Guarantee Corporation and its related party, SRI Equipment and Real Estate Inc. (“SEREC”). As described in Note 12, SEREC is a variable interest entity as described by the Canadian Institute of Chartered Accountants (“CICA”) Accounting Guideline (“AcG”) 15, and accordingly SEREC was consolidated for the years ended February 28, 2007 and 2006. All significant inter-company transactions and balances have been eliminated on consolidation.

Inventories

Raw materials and work-in-process inventory is valued at the lower of cost, as determined on a first-in, first-out basis, and net realizable value. Finished goods inventory and retail dealership inventory is valued at the lower of cost, which includes material usage, labour and overheads, and net realizable value.

Property, Plant and Equipment

Property, plant and equipment is recorded at cost, including major additions and replacements.

Impairment of long-lived assets is tested when there is an indication of impairment. The impairment of long-lived assets held for use is established through a two-step process, with the first step determining when impairment is recognized, and the second step measuring the amount of the impairment. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds the sum of undiscounted cash flows expected to result from its use and eventual disposition, and is measured as the amount by which the long-lived asset’s carrying amount exceeds its fair value. No such impairment writedowns were recognized during the years ended February 28, 2007 and 2006.

Depreciation

Depreciation on property, plant and equipment is provided on a straight-line basis over their estimated useful lives as follows:

Buildings	Lesser of 30 years or term of underlying land lease
Land Improvements	20 years
Manufacturing equipment	10 years
Mobile equipment	5 years
Income Taxes

Income taxes are calculated using the assets and liability method of accounting. Temporary differences arising from the difference between the tax basis of an asset or liability and its carrying amount on the balance sheet are used to calculate future income tax liabilities or

SRI Homes Inc.
Notes to the Consolidated Financial Statements
For the years ended February 28, 2007 and 2006
(in thousands of Canadian dollars)
assets. Future income tax liabilities or assets are calculated using enacted tax rates and laws that are expected to be in effect in periods that the temporary differences are expected to reverse. The effect on future tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the date of enactment or substantial enactment. Future tax assets, if any, are recognized only to the extent that, in the opinion of management, it is more likely than not that that future income tax assets will be realized.

Revenue Recognition

For sales to independent retailers revenue is recognized when each home ordered is completed and the risks and rewards of ownership are transferred to the purchaser. Upon sale, the purchaser does not have a right of return. As is customary in the factory-built housing industry, the majority of the Company’s manufacturing sales to independent retailers are financed by the retailers under floor plan agreements with financing companies (lenders). In connection with these floor plan agreements, the Company generally has separate agreements with the lenders that require the Company, for a period of generally up to 24 months from invoice date of the sale of the homes, upon default by the retailer and repossession of the homes by the lender, to repurchase the homes from the lender. The repurchase price is equal to the lesser of (1) the unpaid balance of the floor plan loans or (2) the original loan amount less any curtailments due; less the cost of any damage to the homes or any missing parts or accessories. Management estimates losses resulting from possible repurchase obligations and recognizes an accrual in its financial statements, if necessary.

For retail sales to consumers from the Company-owned retail sales center, sales revenue is recognized when the home has been delivered, set-up and accepted by the consumer, title has been transferred and cash has been received from the homebuyer. In certain circumstances, the customer may purchase and pay for the home and may request the Company to hold their home until such time as shipping arrangements can be made.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar. Transactions denominated in foreign currencies are translated at the rate in effect at the transaction date. Foreign currency denominated monetary assets and liabilities are translated at the rate in effect at the balance sheet date. Resulting foreign exchange gains or losses are included in earnings.

Variable Interest Entities

The Company accounts for variable interest entities (“VIEs”) in accordance with CICA Accounting Guideline 15, “Consolidation of Variable Interest Entities” (“AcG-15”). AcG-15 prescribes the application of consolidation principles for entities that meet the definition of a VIE. An enterprise holding other than a voting interest in a VIE could, subject to certain conditions, be required to consolidate the VIE if it is considered its primary beneficiary whereby it would absorb the majority of the VIE’s expected losses, receive the majority of its expected residual returns, or both.

Comparative Figures

Certain comparative figures have been reclassified to conform to the current period’s presentation.

SRI Homes Inc.
Notes to the Consolidated Financial Statements
For the years ended February 28, 2007 and 2006
(in thousands of Canadian dollars)
3.	Accounts Receivable

	2007	2006
	(thousands of dollars)
Trade receivables	$11,300	$12,585
Allowance for doubtful accounts	(1,120)	(940)

	$10,180	$11,645

The Company has 11.6% (2006 — 13.7%) in accounts receivable due from one customer. Trade receivables bear interest at a rate of prime plus 3% over 30 days and prime plus 5% over 90 days.

4.	Inventories

	2007	2006
	(thousands of dollars)
Raw materials	$10,404	$10,693
Work-in-process	990	1,171
Finished goods	989	1,309

	12,383	13,173

Retail dealership inventory	818	1,285

	$13,201	$14,458

5.	Notes Receivable

Notes receivable relate to the financing of certain dealers’ new home inventory. The notes earn interest at bank prime plus 2.5% and include a 0.5% front load fee. Notes receivable are due a maximum of 24 months after invoicing or when the home is sold, whichever is earlier, and are secured by the home to which they relate.

6.	Property, Plant and Equipment

			2007
			Net
		Accumulated	Book
	Cost	Depreciation	Value
	(thousands of dollars)
Land	$859	$—	$859
Buildings	4,302	1,624	2,678
Land Improvements	425	179	246
Manufacturing equipment	4,182	3,760	422
Mobile equipment	724	641	83

	$10,492	$6,204	$4,288

SRI Homes Inc.
Notes to the Consolidated Financial Statements
For the years ended February 28, 2007 and 2006
(in thousands of Canadian dollars)

			2006
		Accumulated	Net Book
	Cost	Depreciation	Value
	(thousands of dollars)
Land	$527	$—	$527
Buildings	4,227	1,553	2,674
Land Improvements	425	158	267
Manufacturing equipment	4,076	3,649	427
Mobile equipment	694	602	92

	$9,949	$5,962	$3,987

7.	Notes Payable

Notes payable bear interest at bank prime rate plus 0.675% and are secured by specific assignment of notes receivable, a general assignment of book debts, assignment of inventory, a general security agreement and a fixed charge against all capital assets. Interest is payable monthly. Principal is repayable at 10% of the original amount advanced on each of 12, 18 and 24 months from the date of advance, and the balance of the principal is repayable at the earlier of when the related home is sold or 30 months from the date of the advance.

The Company also has operating credit arrangements approved to a maximum of $8,000 that bear interest at bank prime rate covered by the same security.

8.	TERM LOANS

	2007	2006
	(thousands of dollars)
Non-revolving term bank loan, due on demand, repayable at $29.7 per month, bearing interest at bank prime plus 0.675%, secured by a general assignment of book debts, a general security agreement and a fixed charge over property, plant and equipment.	$2,344	$2,701

Non-revolving term bank loan, due on demand, reducing at $6 per month, bearing interest at bank prime rate plus 0.675%, secured by a general assignment of book debts, a general security agreement and a fixed charge over property, plant and equipment.	114	186

	$2,458	$2,887

Principal amounts due in each of the next five years are as follows: 2008 — $428; 2009 — $398; 2010 — $356, 2011 — $356 and 2012 — $ 356.

A sister company has guaranteed bank indebtedness and the term loans of the Company under an unlimited cross-guarantee arrangement wherein the Company likewise guaranteed the bank indebtedness and term loans of the related company. The amount of these loans at year end was $586 (2006 — $5,797).

SRI Homes Inc.
Notes to the Consolidated Financial Statements
For the years ended February 28, 2007 and 2006
(in thousands of Canadian dollars)
The Emerging Issues Committee of the Canadian Institute of Chartered Accountants issued EIC 122, ‘Balance Sheet Classification of Callable Debt Obligations and Debt Obligations to be Refinanced’. EIC 122 requires classification of debt as a current or long-term liability based upon the legal rights of the creditor for years beginning on or after January 1, 2002. While it is the bank’s and management’s expectation that the term loans will be repaid in accordance with the five year repayment schedule, the Company has classified the long-term debt as a current liability as the term loans are due on demand at the option of the bank.

9.	Future Income Taxes

	2007	2006
	(thousands of dollars)
The major components of future income taxes payable are:

Property, plant and equipment	$127	$127
Other	(2)	(2)

	$125	$125

     The effective rate of income tax varies from the statutory rate as follows:

	2007	2006
	(thousands of dollars)
Combined federal and provincial tax rates	33.8%	35.4%

Expected income tax at the statutory rate	$6,511	$4,849
Permanent differences	(17)	(416)
Other	452	65

	$6,946	$4,498

10.	Due to Shareholder

Amounts due to the shareholder are unsecured, and are not repayable within the next year. The shareholder loan bears interest at the rate of 5% per annum.

11.	Share Capital

	2007	2006
	(thousands of dollars)
Authorized
Unlimited number of Class A voting common shares
Unlimited number of Class B non-voting common shares
Unlimited number of senior preferred shares
Unlimited number of junior preferred shares
Issued
100 Class A common shares	$1	$1

	$1	$1

SRI Homes Inc.
Notes to the Consolidated Financial Statements
For the years ended February 28, 2007 and 2006
(in thousands of Canadian dollars)
12.	Restatement

Following issuance of the consolidated financial statements for the year ended February 28, 2007, the Company corrected an error relating to a previously reported gain on disposal of assets to a sister company which was not previously included in the consolidation. This sister company has now been included in the consolidation as a variable interest entity according to AcG-15. The primary objectives of AcG-15 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities or “VIEs”) and how to determine when and which business enterprises should consolidate the VIE. This model for consolidation applies to an entity for which either: (1) the equity investors do not have a controlling financial interest; or (2) the equity investment at risk is insufficient to finance that entity’s activities without receiving additional subordinated financial support from other parties. In addition, AcG-15 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. SEREC was incorporated in September 12, 2003 for the purpose of leasing property, plant and equipment to SRI. In 2006, SRI sold a building to SEREC which was leased back to SRI. SEREC is considered a VIE of the Company because SERECs operations rely wholly on the operations of SRI. As a result, the Company is the primary beneficiary of SEREC, the VIE. The effect of the error was to increase (decrease) the following financial statement balances:

	2007	2006
	(thousands of dollars)
Assets
Accounts receivable	$(277)	$(41)
Land	140	—
Buildings	868	711

	731	670

Liabilities and shareholder’s equity
Due to shareholder	1,870	1,870
Shareholder’s equity	(1,139)	(1,200)

	$731	$670

13.	Sales

Sales to one major customer represent 15% of the Company’s total sales for the year ended February 28, 2007 (2006 — 14%).

SRI Homes Inc.
Notes to the Consolidated Financial Statements
For the years ended February 28, 2007 and 2006
(in thousands of Canadian dollars)
14. Interest Income (Expense)

	2007	2006
	(thousands of dollars)
income
Interest on trade receivables	$572	$479
Other	377	361
Interest earned on notes receivable	365	255

	1,314	1,095

Expense
Interest on bank indebtedness	40	115
Interest on term loans	186	162
Interest on notes payable	65	187
Interest on due to shareholder	208	293

	499	757

	$815	$338

15. Net Change In Non-cash Working Capital

	2007	2006
	(thousands of dollars)
Accounts receivable	$1,465	$(115)
Inventories	1,257	(2,668)
Notes receivable	211	(1,669)
Prepaid expenses	(110)	24
Accounts payable and accrued liabilities	(740)	1,800
Incomes taxes payable	225	1,881

	$2,308	$(747)

16.	Operating Lease Obligations

Certain property is leased under long-term contracts. Commitments in respect of rental payments are: 2008 — $234; 2009 — $189; 2010 — $68, 2011 — $67, 2012 — $67 and $491 in subsequent years.

17.	Financial Instruments

The Company is exposed to credit risk through accounts receivable. This risk is minimized by the use of certain security agreements, the practice of homebuyers to use lawyers, and the long-standing customer relationship the Company has with its dealers. The Company performs ongoing credit evaluations of its dealers’ financial condition and limits the amount of credit extended when deemed necessary. The Company maintains provisions for potential credit losses and any such losses to date have been within management’s expectations.

SRI Homes Inc.
Notes to the Consolidated Financial Statements
For the years ended February 28, 2007 and 2006
(in thousands of Canadian dollars)
The fair value of the Company’s accounts receivable, bank indebtedness and accounts payable and accrued liabilities approximate their carrying value due to the relatively short period to maturity of the instruments. The fair value of the Company’s notes receivable, notes payable and term loans approximate their carrying value as they bear floating rates of interest. It is not practical to assess the fair value of amounts due to the Company’s shareholder.

18.	Related Party Transactions

During the year ended the Company paid for expenses on behalf of a sister company, Nelson Lumber Inc. of which $369 (2006 — $81) was included in accounts payable during the year.

During the year, the Company paid interest on the amount due to shareholder of $208 (2006-$293).

19.	Subsequent Event

On December 21, 2007 the Company sold all of its operations and assets to a subsidiary of Champion Enterprises Inc. for cash consideration of $91,000, a note receivable of $24,000 bearing interest at 8 1/3%, and the assumption of approximately $20,000 of liabilities.